SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the registrant                          /  X  /

Filed by a party other than the registrant       /     /

Check the appropriate box:

/    / Preliminary proxy statement

/    / Definitive proxy statement

/ X  / Definitive additional materials

/    / Soliciting material under Rule 14a-12

                        OPPENHEIMER CHAMPION INCOME FUND
         ------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                        OPPENHEIMER CHAMPION INCOME FUND
         ------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/ X /  No fee required.

/   /  Fee  Computed on table below per  Exchange  Act Rules 14a  -6(i)(1)  and
       0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

 /   / Fee paid previously with preliminary materials:

/   / Check box if any part of the fee is offset as provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
      Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

(2)   Form, schedule or registration statement no.:

(3)   Filing Party:

(4)   Date Filed:


190_SCH14A

INTERNAL USE ONLY


                              TELEPHONE SCRIPT FOR
                               SHAREHOLDER MEETING


                        OPPENHEIMER CHAMPION INCOME FUND


Original meeting date:         8/24/00
Adjourned meeting date:   9/29/00 (10:00 a.m.)

There are six proposals shareholders are being asked to vote on. Proposal No. 3 consists of thirteen (13) sub-proposals. The Fund's Board of Trustees recommends a vote in favor of electing each of the nominees as trustee and FOR each of the proposals and sub-proposals.

PROPOSAL 1: ELECTION OF TRUSTEES

Current law provides that the Fund's Board may fill vacancies on the Board of Trustees or appoint new Trustees only if, immediately thereafter, at least two thirds of the Trustees will have been elected by shareholders. Currently, four of the Fund's nine Trustees have not been elected by shareholders. Because the Fund has not had a shareholder meeting for some time, the percentage of trustees of the Fund that have been elected by shareholders is less than two-thirds, and thus no additional trustees/directors may be added to the Board of the Fund unless first elected by shareholders. Therefore, shareholders are being asked to elect trustees.

PROPOSAL 2: RATIFICATION OF AUDITORS SELECTION

The Fund is not required to hold annual shareholder meetings and does not hold such meetings. However, when a shareholder meeting is held, the Fund's selection of independent auditors must be submitted for ratification or rejection by shareholders at that meeting. Because the Fund is holding a shareholder meeting, shareholders are being asked to ratify the Fund's selection of independent auditors.

PROPOSAL 3: ELIMINATION OF CERTAIN FUNDAMENTAL INVESTMENT RESTRICTIONS

This proposal consists of thirteen (13) sub-proposals.

***Summary of impact of the elimination of certain fundamental investment restrictions:

Because of recent regulatory changes, certain investment restrictions are no longer applicable to the Fund. Certain other investment restrictions adopted by the Fund are more restrictive than currently required, and other investment restrictions adopted by the Fund reflect outdated industry conditions and practices. The Fund's Manager considers many of these restrictions unnecessary or unwarranted.

The Fund's Board finds that the proposed elimination of certain fundamental investment restrictions of the Fund is in the best interests of shareholders. The proposed changes are intended to provide the Fund with greater flexibility to respond to future market developments and to increase future investment opportunities.

The proposed changes are not expected to materially change the current risk profile of an investment in the Fund.

The elimination of a fundamental policy does not mean that the Fund's current principal investment policies and strategies will change. If the Fund's Manager decides to materially change the Fund's investment policies and strategies, such a change will be described in the Fund's prospectus.

Sub-Proposal 3.A.: Eliminating  Prohibition  on Margin  Purchases  and Short
Sales.

It is proposed that the Fund's current fundamental investment restriction prohibiting it from purchasing securities on margin or engaging in short sales be eliminated. The existing restriction is not required to be a fundamental investment restriction.

Elimination of this restriction is unlikely to affect the management of the Fund. The 1940 Act prohibitions on margin purchases and short sales will continue to apply to the Fund.

Sub-Proposal  3.B.: Eliminating  Limits  on  Investing  in  Other  Investment
Companies.

The purpose of this proposal is to provide the Fund with the maximum flexibility permitted by law to pursue its investment objective. As a result of recent regulatory changes, investment companies are permitted to enter into fund of funds arrangements, whereby a mutual fund can invest in a number of other mutual funds.

While the Fund does not currently anticipate participating in a fund of funds arrangement, elimination of the Fund's current fundamental investment restriction regarding investing in other investment companies is necessary to permit the Fund to enter into a fund of funds arrangement in the future.

Sub-Proposal 3.C.: Eliminating Restriction on Purchase and Sale of Future Contracts.

The Fund is currently subject to a fundamental investment restriction of limiting the types of future contracts it may purchase or sale. It is proposed that the current fundamental restriction be eliminated and replaced with a non-fundamental policy which would permit the Fund to engage in future transactions relating to debt securities, broad-based securities indexes, foreign currencies and commodities

The primary effect if this proposal is to provide the Fund with maximum flexibility permitted by law to pursue its investment objectives and policies.

Sub-Proposal 3.D.: Eliminating Restriction on Types of Put and Call Options the Fund May Purchase and Sale.

The Fund is currently limited in the types of put and call options it may purchase and sell. It is proposed that the Fund's current fundamental investment restriction limiting the types of put and call options it may purchase and sell be replaced with a non-fundamental investment policy which would permit the Fund to employ all exchange-traded and over-the-counter ("OTC") put options and call options.

If the current fundamental restriction is eliminated, the primary effect would be the Fund would be able to buy and sell any type of exchange traded and OTC options as may be consistent with its investment policies and objectives.

Sub-Proposal 3.E.:  Eliminating   Restriction   on  Writing   Put  Options  on
Interest Rate Futures.

The Fund is currently prohibited from writing put options on interest rate futures.

If adopted,  the primary  effect of this proposal would enable the Fund to write
(sell) put options on interest rate futures subject to the rules and regulations of the Commodity Exchange Act. The Trustees believe that any additional or different risk from the Fund engaging in interest rate futures put writing is outweighed by the added flexibility in putting in hedges for the benefit of the Fund and shareholders.

Sub-Proposal 3.F.: Eliminating Restriction on Covered Call Writing.

The purpose of this proposal is to provide the Fund with maximum flexibility permitted by law to pursue its investment objective. If adopted, the Fund would continue to limit the writing of calls to those that are established on a "covered" basis. Thus, the management of the Fund would remain unchanged, except that the non-fundamental investment policy on limiting call writing to "covered" call writing, may be changed by the Board at any time without shareholder approval.

The adoption of this proposal would provide greater flexibility for the Fund in the event of uncertain market environments.

Sub-Proposal 3.G.: Eliminating Restriction on Investing in Rights and Warrants.

It is proposed that the Fund's fundamental investment restriction limiting its ability to invest in rights and warrants be eliminated. This was a state-law-mandated restriction that no longer applies to the Fund, and the Board believes that its elimination could increase the Fund's flexibility when choosing investments in the future.

Sub-Proposal 3.H.: Eliminating Restriction on Purchasing Put or Call Options.

The Fund is currently subject to do a fundamental restriction limiting its purchase of put or call options. It is proposed that the current fundamental policy be eliminated and replaced with an identical investment policy which will be non-fundamental to be complied with by the Manager in managing the Fund's assets.

The adoption of this proposal would provide greater flexibility for the Fund in the event of uncertain market environments. The management of the Fund would remain unchanged except that the non-fundamental policy limiting the purchase of put or call options may be changed by the Board at any time without shareholder approval. The Trustees believe that the elimination of this fundament investment restriction will not produce additional or different risks for the Fund.

Sub-Proposal 3.I.: Eliminating Restriction on Writing Put Options on Debt Securities.

It is proposed that the current fundamental restriction limiting the Fund's writing of put options be eliminated and replaced with an identical investment policy which will be non-fundamental to be complied with by the Manager in managing the Fund's assets.

If the proposal is adopted, the Fund will continue to cover the put options on debt securities it purchases by segregating liquid assets and will not write put options if more than fifty percent (50%) of the Fund's net assets would be required to be segregated to cover such puts. Thus, the management of the Fund would remain unchanged except that the non-fundamental policy regarding writing put options on debt securities may be changed by the Board at any time without shareholder approval. The Trustees believe that the elimination of this fundamental investment restriction will not produce additional or different risks of the Fund and would provide greater flexibility for the Fund in the event of uncertain market environments.

Sub-Proposal 3.J.: Eliminating   Restriction  on  Purchasing   Securities  of
Issuers in which Officers or Trustees Have an Interest.

The Fund is currently subject to a fundamental investment restriction prohibiting it from purchasing the securities of an issuer if the officers and directors of the Fund or the Manager individually own one half (1/2) of one percent (1%) of such securities and together own more than 5% of such securities.

This restriction was originally adopted to address state of "Blue Sky" requirements in connection with the registration of shares of the Fund for sale in a particular state or states. The Board recommends that shareholders eliminate this fundamental investment restriction because it no longer applies to the Fund.

Sub-Proposal 3.K.: Eliminating   Restriction   on  Investing  in   Unseasoned
Issuers.

The Board believes that the elimination of the fundamental investment restriction limiting the Fund's investment in securities of issuers that have been in operation less than three (3) years could increase the Fund's flexibility in choosing investments in the future.

This restriction no longer applies to the Fund and was originally adopted to address state or "Blue Sky" requirements in connection with the registration of shares of the Fund for sale in a particular state or states.

Sub-Proposal 3.L.: Eliminating Restriction on Investing in a Company for the Purpose of Acquiring Control.

It is proposed that the Fund's current fundamental investment restriction prohibiting it from investing in portfolio companies for the purpose of acquiring control be eliminated. The Fund has no intention of investing for the purpose of acquiring control of a company, and elimination of the restriction is not expected to have a significant impact on the Fund's investment practices or management.

The restriction is unnecessary and may reduce possible investment opportunities because a mutual fund might be considered to be investing for control if it purchases a large percentage of the securities of a single issuer. Eliminating this restriction also will give the Fund greater flexibility in exercising its rights as a shareholder of the portfolio companies it invests in, to try to protect its interests and those of its shareholders.

Sub-Proposal 3.M.: Eliminating Prohibition in Investing in Mineral-Related Programs or Leases.

The Fund is currently subject to a fundamental restriction prohibiting it from investing in oil, gas or mineral-related programs or leases. This restriction was originally adopted to address a state imposed limitation that is no longer applicable to the Fund. Elimination of this restriction could increase the Fund's flexibility when choosing investments in the future.


PROPOSAL 4: TO APPROVE AMENDMENTS TO CERTAIN FUNDAMENTAL INVESTMENT RESTRICTIONS OF THE FUND

Proposal 4 is composed of four separate proposed changes to the Fund's current investment policies. The changes are necessary to permit the Fund to lend money to, and borrow money from, other Oppenheimer mutual funds and to pledge its assets as collateral for the loan. Permitting the Fund to borrow money from other Oppenheimer funds would afford the Fund the flexibility to use the most cost-effective alternative to satisfy its borrowing requirements. The reason for lending money to an affiliated fund is that the lending fund may be able to obtain a higher rate of return than it could from interest rates on alternative short-term investments. To assure that the Fund is not disadvantaged by borrowing money from or lending money to another Oppenheimer fund, certain safeguards will be implemented.

PROPOSAL 5: TO AUTHORIZE THE TRUSTEES TO ADOPT AN AMENDED AND
RESTATED DECLARATION OF TRUST

The Board of Trustees has approved and recommends that the shareholders of the Fund authorize them to adopt and execute an Amended and Restated Declaration of Trust. The New Declaration of Trust is a more modern form of trust instrument for a Massachusetts business trust, such as the Fund, and going forward, will be used as the standard Declaration of Trust for all new OppenheimerFunds organized as Massachusetts business trusts.

Adoption of the New Declaration of Trust will not result in any changes in the Fund's Trustees or officers or in the investment policies and shareholder services described in the Fund's current prospectus.

The New Declaration of Trust amends the Current Declaration of Trust in a number of significant ways. The proxy statement summarizes some of the more significant amendments to the Current Declaration of Trust effected by the New Declaration of Trust.

PROPOSAL 6: TO APPROVE THE FUND'S CLASS C 12b-1 DISTRIBUTION AND SERVICE PLAN AND AGREEMENT

Under the Fund's current Class C 12b-1 plan the Fund's Class C shares currently pay to the Fund's Distributor up to 0.25% of average annual net assets as a service fee and up to 0.75% of average annual net assets as an asset-based sales charge. The current plan is intended to reimburse the Fund's Distributor for certain types of expenses incurred in distributing Fund shares. The proposed Class C 12b-1 plan is similar to the current 12b-1 plan as to the amount of payments the Fund makes to the Distributor on an annual basis. The difference between the current Class C 12b-1 plan and the proposed plan is that over time, the Fund's payments under the proposed 12b-1 plan may exceed the amount which the Fund might pay under the current plan. The length of time over which the Fund's payments will continue under the proposed plan is not limited by any reimbursement factor (as is the case under the current Class C 12b-1 Plan), and the Fund's payments may continue for a longer period of time than under the current plan, thus potentially increasing the amount of plan payments which, in turn, may reduce the dividends and total return on the Fund's Class C shares. The Board approved the replacement of the current Class C 12b-1 plan with the proposed Class C 12b-1 plan because the Distributor may not receive full reimbursement for its distribution-related expenses under the current plan in certain circumstances. The Board determined that the proposed Class C 12b-1 plan is in the best interests of the Fund and that its adoption has a reasonable likelihood of benefiting the Fund and its Class C shareholders.



FOR ANY OTHER QUESTIONS, PLEASE CONTACT JEFFREY BURNS (3-5089), PHIL MASTERSON (8-2486), KATE IVES (8-3331) OR DENIS MOLLEUR (3-0560).


bog23\ champion income_script